Exhibit 1.01

CONFLICT MINERALS REPORT

This Conflict Minerals Report (“CMR”) for the reporting period of January 1 to December 31, 2016, is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”).

COMPANY BACKGROUND

Huntington Ingalls Industries, Inc. (“HII” or the “Company,” “we,” “us,” or “our”) is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, our Ingalls Shipbuilding (“Ingalls”) and Newport News Shipbuilding (“Newport News”) segments in Mississippi and Virginia have built more ships in more ship classes than any other U.S. naval shipbuilder. Our Technical Solutions segment was established in December 2016 and provides a wide range of professional services, including fleet support, integrated missions solutions, and nuclear and environmental and oil and gas services.

We conduct most of our business with the U.S. Government, principally the Department of Defense. As prime contractor, principal subcontractor, team member or partner, we participate in many high-priority U.S. defense technology programs. Ingalls includes our non-nuclear ship design, construction, repair, and maintenance businesses. Newport News includes all of our nuclear ship design, construction, overhaul, refueling, and repair and maintenance businesses. We also provide a range of services to the governmental, energy and oil and gas markets through our Technical Solutions segment.

HII procures a large variety of products from many different suppliers. Some of the products HII procures from suppliers contain conflict minerals, which are also referred to as “3TGs” (“conflict minerals” and “3TGs” are tin, tantalum, tungsten and gold, as more specifically described in and covered by the Securities and Exchange Commission’s regulations and guidance). HII is a downstream purchaser and is a number of steps removed in the supply chain from the mining and smelting of 3TGs. As a result, HII relies on its suppliers to represent whether the products they are supplying to HII contain 3TGs. Additionally, HII does not purchase raw ore or unrefined conflict minerals from mines or smelters and does not purchase products directly from any of the Covered Countries.

This CMR relates to HII products that were manufactured, or contracted to be manufactured, and delivered to customers during calendar year 2016 and that contain 3TGs. This CMR was not subjected to an independent private sector audit. Statements provided below are made in good faith and reflect the Company’s supplier infrastructure and information obtained to address the Rule.

CONFLICT MINERALS POLICY

HII has adopted a conflict minerals policy and related procedures focused on HII’s commitment to sourcing components and materials from suppliers that share its ethical values and that support compliance with the Securities and Exchange Commission’s regulations, as well as HII’s disclosure obligations related to conflict minerals. HII’s policy is summarized on our website at http://www.huntingtoningalls.com/who-we-are/ethics-compliance/conflict-minerals/. HII does support the sourcing of conflict minerals from the Democratic Republic of Congo or its adjoining countries through smelters that have been certified as “conflict-free.” The conflict minerals policy and related procedures have guided HII’s development of internal systems, supply chain due diligence efforts and, ultimately, HII’s Reasonable Country of Origin Inquiry (“RCOI”).

Since October 2012, HII’s efforts related to conflict minerals have included: understanding, developing and implementing internal policies, procedures, practices, processes and systems designed to obtain information about 3TGs that may be incorporated into HII’s products and their origin; improving transparency through our product supply chain; and, more generally, providing knowledge to and achieving engagement from our suppliers concerning the requisite conflict minerals issues. Additionally, HII belongs to and participates with several professional organizations that devote time and focus to understanding conflict minerals matters and how to appropriately design, improve and implement processes to better understand and obtain data about the sources of conflict minerals. Through these organizations HII supported measures to further educate our supplier base on the Rule and encouraged compliance.

PRODUCTS COVERED AND REPORTING YEAR ACTIVITY

For products completed and delivered by HII in 2016, which included vessels, vessel components, radiological shielding, remote operator panels and electrical distribution panels, HII conducted an RCOI as more specifically described below. The results of the RCOI led HII to conduct due diligence with regard to a limited number of suppliers to three of the Company’s business units. The information provided by those suppliers indicated that some 3TGs contained in certain of their products supplied to HII business units may have originated in a Covered Country (Democratic Republic of Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola), hereinafter referred to collectively as the “DRC.” As further discussed below in “Information Regarding Country of Origin and Due Diligence Results,” some of these suppliers reported sourcing from smelters that may procure some 3TGs from the DRC, but upon further inquiry HII determined that all such smelters except one have been independently verified by the Conflict Free Sourcing Initiative (“CFSI”) to procure 3TGs only from conflict-free sources that do not support armed conflict in the DRC. Other smelters identified by suppliers are in the process of being audited by CFSI to determine if they obtain 3TGs entirely from conflict-free sources, while information about other smelters and the origin of the 3TGs they provide is unknown.

REASONABLE COUNTRY OF ORIGIN INQUIRY

In addition to the efforts described above, HII’s RCOI was designed to determine whether the 3TGs in our relevant products originated in the DRC. In part, HII’s RCOI process included:

•	maintaining a long-term conflict minerals working group comprised of representatives from HII’s operational, compliance, legal and supply chain functions (at both the corporate and business-unit levels), as well as external advisors with conflict minerals subject matter expertise;

•	evaluating the Securities and Exchange Commission’s conflict minerals regulations and guidance, adopting policies to support compliance with the regulations, reviewing and updating practices and providing information to suppliers to make them knowledgeable of the Securities and Exchange Commission’s conflict minerals regulations and guidance and, to the extent necessary, developing reasonable interpretations of the regulations and guidance to enable HII to apply the regulations and guidance to our specific operations and industry;

•	providing information to HII’s suppliers about, and linked access to, the Securities and Exchange Commission’s conflict minerals regulations and guidance, as well as other supporting publications and access to the extensive conflict minerals resource center of HII’s third party conflict minerals data vendor;

•	requiring suppliers, as part of the purchase order process, to represent whether their products contain 3TGs and, if so, further requiring the suppliers to provide a completed Global e-Sustainability Initiative Conflict Minerals Reporting Template (“CMRT”) or some other form acceptable to us containing information about the type and origin of 3TGs in their products;

•	compiling data from supplier surveys and representations;

•	communicating with, and seeking information from, any major suppliers that did not timely respond to surveys or provided incomplete surveys; and

•	conducting periodic reviews with the Company’s conflict minerals working group and supply chain organizations to understand the data and information submitted by suppliers and additional steps that were taken to seek additional information from suppliers.

DUE DILIGENCE MEASURES

HII has developed due diligence processes that are informed by and track to the Organization for Economic Cooperation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas. These due diligence processes include:

Establish Strong Company Management Systems

•	As noted above, HII maintains a conflict minerals working group comprised of representatives from HII’s operational, compliance, legal and supply chain functions (at both the corporate and business-unit levels), as well as external advisors with conflict minerals subject matter expertise.

•	Publishing and maintaining a conflict minerals policy and related procedures to address HII’s commitment to comply with the Rule. HII’s policy is summarized on our website at http://www.huntingtoningalls.com/who-we-are/ethics-compliance/conflict-minerals/. HII’s policy and procedures include commitments such as:

•	To the extent practicable, and consistent with our contractual obligations to our customers, refraining from relationships that could knowingly result in:

•	aiding, directly or indirectly, armed groups operating in the DRC through sales of 3TGs; or

•	the willful concealment of information related to the transport of 3TGs from the DRC and their use in manufactured products.

•	Sourcing components and materials from suppliers that share our ethical values. Our procedures outline the requirements to survey our suppliers and obtain necessary details to support compliance with the Rule. The procedures further identify the functional parties within the Company responsible for supporting the Rule and assessing the presence of any inconsistencies associated with supplier survey responses.

•	Educating relevant employees about our conflict minerals program and reporting obligations through a web-based conflict minerals training course or in-person training, as appropriate.

•	Establishing conflict minerals as an element in our 2016 Corporate Annual Compliance Plan, which covers HII’s risk management of conflict minerals.

•	Selecting and utilizing a third party conflict minerals data vendor to compile RCOI responses from suppliers and verify the accuracy of the data provided.

•	Periodically briefing senior executive management, including the Chief Financial Officer and the Audit Committee of the Board of Directors, on the conflict minerals requirements and related company activities.

•	Maintaining communications with our supply chain through our corporate conflict minerals website at http://www.huntingtoningalls.com/who-we-are/ethics-compliance/conflict-minerals/, which includes Frequently Asked Questions, links to third party information on conflict minerals, and a link to our grievance mechanism, or OpenLine, as discussed further below.

•	Employing mechanisms for interested persons to voice concerns or grievances, including our pre-existing OpenLine as the tool to capture and track concerns or grievances regarding aspects of the Rule either internally or externally. The OpenLine is available 24 hours a day, seven days a week, and can be accessed through either a phone number or website (1-877-631-0020, https://hii-openline.alertline.com/gcs/welcome).

Identify and Assess Supply Chain Risk

•	Requiring suppliers as part of the purchase order process to represent whether their products contain 3TGs and, if so, further requiring the suppliers to provide our third party conflict minerals data vendor with a completed CMRT or some other form acceptable to us containing information about the type and origin of 3TGs in their products.

•	Including a purchase order clause that requires a supplier to provide an updated survey response to our third party conflict minerals data vendor if the status of any of their product(s) changes prior to final delivery.

•	Identifying suppliers that directly supply products to HII that may contain 3TGs and asking our third party conflict minerals data vendor to follow up with non-responsive suppliers to request submission of CMRTs or similar information by a specified date. Where a supplier is unable to provide a CMRT, information on its suppliers of products or components that may require 3TG for their production or functionality is requested by our vendor. Those sub-tier suppliers for whom contact information is obtained, and subsequent tiers of suppliers as needed, are then engaged via email or phone in order to build a chain-of-custody back to the smelter or refiner. If major suppliers do not respond to several e-mail reminders and follow-up phone calls from our vendor, then we directly contact those suppliers to obtain CMRTs or other acceptable information about the type and origin of 3TGs in their products.

•	Conducting a targeted self-assessment to identify items with a higher risk of containing 3TGs if no CMRT had previously been submitted by the supplier.

•	Including a purchase order clause that allows HII to either withhold up to 10% of the purchase order price or terminate the purchase order if HII determines that any representation made by the supplier is inaccurate or incomplete in any respect, or if the supplier fails to timely submit the information required by the clause. In 2016, HII found no instances where it was necessary under the purchase order clause to find replacement sources of supply, withhold payments or terminate a supplier relationship.

•	Compiling a list of smelters and refiners in our supply chain that have been identified as 3TG providers using our suppliers’ responses in their CMRTs, with assistance from our third party conflict minerals data vendor. This list is reconciled to the list of smelter facilities designated by CFSI’s Conflict-Free Sourcing Program (“CFSP”), and is included in this report as Appendix A.

•	If a smelter or refiner is not recognized by CFSI, then HII’s third party conflict minerals data vendor attempts to contact the smelter or refiner directly to gain more information about its sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the smelter or refiner takes to track the chain-of-custody on the source of its mineral ores.

Design and Implement a Strategy to Respond to Supply Chain Risks

•	Maintaining membership and participation in the Manufacturer’s Alliance for Productivity and Innovation (“MAPI”), National Association of Manufacturers (“NAM”), Aerospace Industries Association (“AIA”) and its conflict minerals working group, and CFSI, to both participate in the development, and keep abreast, of industry “best practices” for conflict minerals due diligence efforts.

•	Supporting, through its membership in CFSI, the assessment of whether smelters and refiners have carried out the OECD five step due diligence process for responsible supply chains of 3TG from the DRC.

•	Analyzing supplier responses and evaluating information in a manner designed to provide the Company with a reasonable basis for conclusions disclosed in the 2017 Form SD and this Conflict Minerals Report, including evaluating the raw number of supplier responses and relative dollar value of purchased products represented by such responses, as well as focusing on suppliers relevant to the Reporting Period.

•

Supporting information-sharing systems within our industry aimed at improving assessment of supplier due diligence in the supply chain of minerals from conflict-affected and high-risk areas, such as comparing smelters and refiners identified by the HII supply chain with the CFSP information.

•	Contacting, through its membership in the AIA and its conflict minerals working group, selected smelters or refiners through a formal letter from the AIA dated April 28, 2016, to encourage participation in the CFSP.

•	Providing periodic updates to senior executive management on any actions taken in response to identified risks associated with conflict minerals in HII’s supply chain.

Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

•	Due to the downstream nature of our business, HII does not have direct relationships with smelters or refiners and therefore does not perform audits of these entities. HII, however, supports third party audits of supply chain due diligence through its membership in CFSI, which assesses whether smelters and refiners carry out due diligence in conformance with the OECD guidance, and also conducts audits to confirm the conflict-free status of impacted smelters and refiners.

Report on Supply Chain Due Diligence

•	This Conflict Minerals Report is HII’s public annual report on the due diligence efforts of our supply chain.

•	HII posts this report annually at http://www.huntingtoningalls.com/who-we-are/ethics-compliance/conflict-minerals/.

INFORMATION REGARDING COUNTRY OF ORIGIN AND DUE DILIGENCE RESULTS

As noted above, in response to HII’s country of origin inquiries, a limited number of HII’s suppliers indicated that, due to a lack of definitive information from their supply chains, certain of their products may contain one or more 3TGs sourced from the DRC. Accordingly, HII believes that the results of its RCOI indicated that it was appropriate to conduct due diligence measures to obtain additional information, as described below.

As outlined in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which the Company’s processes are based, we support CFSI’s Conflict-Free Smelter Program that audits smelters’ and refiners’ due diligence activities. The data on which we relied for certain statements in this report was obtained through our membership in CFSI, using the Reasonable Country of Origin Inquiry report for CFSI member HUNT.

HII or its third party conflict minerals data vendor engaged with each supplier that suggested possible sourcing of 3TGs from the DRC to obtain further supporting documentation for their statements. These suppliers responded with either (i) conflict minerals disclosure on a company-wide basis in which they were unable to verify whether the specific products sold to HII contained 3TGs sourced from the DRC, or (ii) additional information that indicated the names and locations of known smelters from which their 3TGs may have originated, but without additional information to verify whether the 3TGs in their products sold to HII originated from the DRC, or an indication that their RCOI was ongoing and not yet complete. Appendix A lists the smelters named by those suppliers, but the inclusion of a smelter in Appendix A does not indicate that HII products necessarily contain 3TGs processed by that smelter. Comparing the list of those smelters named in Appendix A to the Compliant Smelter Detailed Sourcing Information published by CFSI as of May 1, 2017, as well as other publicly-available information, indicated the following:

•	246 of the listed smelters had been audited as part of the CFSI initiative and were determined to source their 3TGs only from either countries other than the DRC or from conflict-free sources;

•	16 of the listed smelters are in the process of arranging for or are being audited to determine if they source their 3TGs only from either countries other than the DRC or otherwise from conflict-free sources; and

•	47 of the listed smelters do not appear on the CFSI list as being in the process of arranging for an audit to determine the source of their 3TGs. HII has insufficient information from or about these smelters to understand their sources for 3TGs.

Based on smelter and refiner information provided by suppliers through the CMRT responses, as well as CFSI information available to its members, the countries of origin of 3TG associated with smelters and refiners identified in Appendix A are believed to include the countries listed in Appendix B below. While some countries listed in Appendix B are DRC countries, 64 out of the 65 smelters or refiners identified as sourcing from those DRC countries have been validated as using DRC conflict-free sourcing practices under the CFSP protocols.

ONGOING EFFORTS

HII is continuing its ongoing efforts to:

•	Determine which supplier-provided products contain 3TGs;

•	Obtain additional information from direct suppliers, as well as others in or with knowledge of the supply chain, as to whether their products contain 3TGs and, if so, the origin of those 3TGs, as additional conflict minerals and smelter information becomes available to the supply chain;

•	Communicate knowledge and our expectations to suppliers about the type and level of detailed information needed by HII to understand the origin and source of 3TGs;

•	Remain actively involved in and participate with industry and other groups, including MAPI, AIA, NAM and CFSI, to ascertain best and leading practices and to obtain and share information that may assist in determining whether purchased products contain 3TGs and, if so, the origin of those 3TGs and whether the 3TGs were sourced from conflict-free sources;

•	Support industry efforts to expand participation of smelters and refiners in conflict-free certification programs; and

•	Provide resources and information to non-issuer suppliers about the Securities and Exchange Commission’s conflict minerals reporting requirements, as well as information about CFSI and other informative measures designed to educate about the importance of conflict-free sourcing.

APPENDIX A

Listed below are the smelters to which we previously referred in this report.

Mineral	Smelter name	Country Where Located

Gold	Advanced Chemical Company*	United States

Gold	Aida Chemical Industries Co., Ltd.*	Japan

Mineral	Smelter name	Country Where Located

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany

Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan

Gold	AngloGold Ashanti*	Brazil

Gold	Argor-Heraeus SA*	Switzerland

Gold	Asahi Pretec Corporation*	Japan

Gold	Asaka Riken Co., Ltd.*	Japan

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey

Gold	Aurubis AG*	Germany

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines

Gold	Boliden AB*	Sweden

Gold	C. Hafner GmbH + Co. KG*	Germany

Gold	Caridad	Mexico

Gold	CCR Refinery - Glencore Canada Corporation*	Canada

Gold	Cendres + Métaux SA**	Switzerland

Gold	Yunnan Copper Industry Co Ltd	China

Gold	Chimet S.p.A.*	Italy

Gold	Chugai Mining	Japan

Gold	Daejin Indus Co., Ltd.*	Korea, Republic of

Gold	Daye Non-Ferrous Metals Mining Ltd.	China

Gold	DSC (Do Sung Corporation)*	Korea, Republic of

Gold	DODUCO GmbH*	Germany

Gold	Dowa*	Japan

Gold	Eco-System Recycling Co., Ltd.*	Japan

Gold	OJSC Novosibirsk Refinery*	Russian Federation

Gold	Gansu Seemine Material Hi-Tech Co Ltd	China

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China

Gold	Heimerle + Meule GmbH*	Germany

Gold	Heraeus Metals Hong Kong Ltd*	China

Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany

Mineral	Smelter name	Country Where Located

Gold	Hunan Chenzhou Mining Co., Ltd.	China

Gold	HwaSeong CJ Co. Ltd	Korea, Republic of

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China

Gold	Ishifuku Metal Industry Co., Ltd.*	Japan

Gold	Istanbul Gold Refinery*	Turkey

Gold	Japan Mint*	Japan

Gold	Jiangxi Copper Company Limited*	China

Gold	Asahi Refining USA Inc.*	United States

Gold	Asahi Refining Canada Limited*	Canada

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Russian Federation

Gold	JSC Uralelectromed*	Russian Federation

Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan

Gold	Kazzinc*	Kazakhstan

Gold	Kennecott Utah Copper LLC*	United States

Gold	Kojima Chemicals Co., Ltd.*	Japan

Gold	Kyrgyzaltyn JSC*	Kyrgyzstan

Gold	L’azurde Company For Jewelry	Saudi Arabia

Gold	Lingbao Gold Company Ltd.	China

Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China

Gold	LS-NIKKO Copper Inc.*	Korea, Republic of

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China

Gold	Materion*	United States

Gold	Matsuda Sangyo Co., Ltd.*	Japan

Gold	Metalor Technologies (Suzhou) Co Ltd*	China

Gold	Metalor Technologies (Hong Kong) Ltd.*	China

Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore

Gold	Metalor Technologies SA*	Switzerland

Gold	Metalor USA Refining Corporation*	United States

Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*	Mexico

Gold	Mitsubishi Materials Corporation*	Japan

Mineral	Smelter name	Country Where Located

Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan

Gold	Moscow Special Alloys Processing Plant*	Russian Federation

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Turkey

Gold	Navoi Mining and Metallurgical Combinat**	Uzbekistan

Gold	Nihon Material Co., Ltd.*	Japan

Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	Russian Federation

Gold	PAMP S.A.*	Switzerland

Gold	Penglai Penggang Gold Industry Co Ltd	China

Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation

Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia

Gold	PX Precinox SA*	Switzerland

Gold	Rand Refinery (Pty) Ltd.*	South Africa

Gold	Royal Canadian Mint*	Canada

Gold	Sabin Metal Corp.	United States

Gold	Samduck Precious Metals*	Korea, Republic of

Gold	SAMWON METALS Corp.	Korea, Republic of

Gold	Schone Edelmetaal B.V.*	Netherlands

Gold	SEMPSA Joyería Platería SA*	Spain

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China

Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China

Gold	So Accurate Group, Inc.	United States

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	Russian Federation

Gold	Solar Applied Materials Technology Corp.*	Taiwan

Gold	Sumitomo Metal Mining Co., Ltd.*	Japan

Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China

Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	China

Mineral	Smelter name	Country Where Located

Gold	Tokuriki Honten Co., Ltd.*	Japan

Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China

Gold	Torecom*	Korea, Republic of

Gold	Umicore Brasil Ltda.*	Brazil

Gold	Umicore SA Business Unit Precious Metals Refining*	Belgium

Gold	United Precious Metal Refining, Inc.*	United States

Gold	Valcambi SA*	Switzerland

Gold	Western Australian Mint trading as The Perth Mint*	Australia

Gold	Yamamoto Precious Metal Co., Ltd.*	Japan

Gold	Yokohama Metal Co., Ltd.*	Japan

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China

Gold	Gold Refinery of Zijin Mining Group Co., Ltd*	China

Gold	Morris and Watson	New Zealand

Gold	SAFINA A.S.**	Czech Republic

Gold	Guangdong Jinding Gold Limited	China

Gold	Umicore Precious Metals Thailand*	Thailand

Gold	Geib Refining Corporation*	United States

Gold	MMTC-PAMP India Pvt., Ltd.*	India

Gold	Republic Metals Corporation*	United States

Gold	KGHM Polska Miedź Spółka Akcyjna**	Poland

Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe

Gold	Singway Technology Co., Ltd.*	Taiwan

Gold	Al Etihad Gold*	United Arab Emirates

Gold	Emirates Gold DMCC*	United Arab Emirates

Gold	Kaloti Precious Metals	United Arab Emirates

Gold	Sudan Gold Refinery	Sudan

Gold	T.C.A S.p.A*	Italy

Gold	Remondis Argentia B.V.	Netherlands

Gold	Tony Goetz NV**	Belgium

Mineral	Smelter name	Country Where Located

Gold	Korea Zinc Co., Ltd.*	Korea, Republic of

Gold	Marsam Metals**	Brazil

Gold	Abington Reldan Metals, LLC	United States

Gold	SAAMP	France

Gold	L’Orfebre S.A.	Andorra

Gold	SAXONIA Edelmetalle GmbH*	Germany

Gold	WIELAND Edelmetalle GmbH*	Germany

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Austria

Gold	AU Traders and Refiners*	South Africa

Gold	Gujarat Gold Centre	India

Gold	Sai Refinery	India

Gold	Universal Precious Metals Refining Zambia	Zambia

Gold	Modeltech Sdn Bhd**	Malaysia

Gold	Bangalore Refinery**	India

Gold	Morris and Watson Gold Coast	Australia

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany

Gold	Pease & Curren	United States

Gold	Sungeel Hitech Co., Ltd.*	Korea, Republic of

Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China

Tantalum	Conghua Tantalum and Niobium Smeltry*	China

Tantalum	Duoluoshan*	China

Tantalum	Exotech Inc.*	United States

Tantalum	F&X Electro-Materials Ltd.*	China

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China

Tantalum	Hi-Temp Specialty Metals, Inc.*	United States

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China

Tantalum	Jiujiang Tanbre Co., Ltd.*	China

Tantalum	King-Tan Tantalum Industry Ltd.*	China

Tantalum	LSM Brasil S.A.*	Brazil

Tantalum	Metallurgical Products India Pvt., Ltd.*	India

Mineral	Smelter name	Country Where Located

Tantalum	Mineração Taboca S.A.*	Brazil

Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Japan

Tantalum	NPM Silmet AS*	Estonia

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China

Tantalum	QuantumClean*	United States

Tantalum	Yanling Jiacheng Tantalum Co., Ltd.*	China

Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation

Tantalum	Taki Chemical Co., Ltd.*	Japan

Tantalum	Telex Metals*	United States

Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.*	China

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	China

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China

Tantalum	D-Block Metals, LLC*	United States

Tantalum	FIR Metals & Resource Ltd.*	China

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China

Tantalum	XinXing Haorong Electronic Material Co., Ltd.*	China

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China

Tantalum	KEMET Blue Metals*	Mexico

Tantalum	H.C. Starck Co., Ltd.*	Thailand

Tantalum	H.C. Starck Tantalum and Niobium GmbH*	Germany

Tantalum	H.C. Starck Hermsdorf GmbH*	Germany

Tantalum	H.C. Starck Inc.*	United States

Tantalum	H.C. Starck Ltd.*	Japan

Tantalum	H.C. Starck Smelting GmbH & Co. KG*	Germany

Tantalum	Global Advanced Metals Boyertown*	United States

Tantalum	Global Advanced Metals Aizu*	Japan

Tantalum	Kemet Blue Powder*	United States

Tantalum	Tranzact, Inc.*	United States

Tantalum	Resind Indústria e Comércio Ltda.*	Brazil

Mineral	Smelter name	Country Where Located

Tantalum	Jiangxi Tuohong New Raw Material*	China

Tantalum	Power Resources Ltd.*	Macedonia, The Former Yugoslav Republic Of

Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited*	China

Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	China

Tin	CNMC (Guangxi) PGMA Co. Ltd.	China

Tin	Alpha*	United States

Tin	Cooperativa Metalurgica de Rondônia Ltda.*	Brazil

Tin	CV Gita Pesona*	Indonesia

Tin	PT Justindo***	Indonesia

Tin	PT Aries Kencana Sejahtera*	Indonesia

Tin	CV Serumpun Sebalai*	Indonesia

Tin	CV United Smelting*	Indonesia

Tin	Dowa*	Japan

Tin	EM Vinto*	Bolivia

Tin	Estanho de Rondônia S.A.	Brazil

Tin	Fenix Metals*	Poland

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China

Tin	Huichang Jinshunda Tin Co. Ltd**	China

Tin	Gejiu Kai Meng Industry and Trade LLC**	China

Tin	China Tin Group Co., Ltd.*	China

Tin	Malaysia Smelting Corporation (MSC)*	Malaysia

Tin	Metallic Resources, Inc.*	United States

Tin	Mineração Taboca S.A.*	Brazil

Tin	Minsur*	Peru

Tin	Mitsubishi Materials Corporation*	Japan

Tin	Nankang Nanshan Tin Co., Ltd.**	China

Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand

Tin	Operaciones Metalurgical S.A.*	Bolivia

Mineral	Smelter name	Country Where Located

Tin	PT Artha Cipta Langgeng*	Indonesia

Tin	PT Babel Inti Perkasa*	Indonesia

Tin	PT Bangka Tin Industry*	Indonesia

Tin	PT Belitung Industri Sejahtera*	Indonesia

Tin	PT Bukit Timah*	Indonesia

Tin	PT DS Jaya Abadi*	Indonesia

Tin	PT Eunindo Usaha Mandiri*	Indonesia

Tin	PT Karimun Mining*	Indonesia

Tin	PT Mitra Stania Prima*	Indonesia

Tin	PT Panca Mega Persada*	Indonesia

Tin	PT Prima Timah Utama*	Indonesia

Tin	PT Refined Bangka Tin*	Indonesia

Tin	PT Sariwiguna Binasentosa*	Indonesia

Tin	PT Stanindo Inti Perkasa*	Indonesia

Tin	PT Sumber Jaya Indah*	Indonesia

Tin	PT Timah (Persero) Tbk Kundur*	Indonesia

Tin	PT Timah (Persero) Tbk Mentok*	Indonesia

Tin	PT Tinindo Inter Nusa*	Indonesia

Tin	PT Tommy Utama*	Indonesia

Tin	Rui Da Hung*	Taiwan

Tin	Soft Metais Ltda.*	Brazil

Tin	Thaisarco*	Thailand

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.**	China

Tin	VQB Mineral and Trading Group JSC*	Viet Nam

Tin	White Solder Metalurgia e Mineração Ltda.*	Brazil

Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.**	China

Tin	Yunnan Tin Group (Holding) Company Limited*	China

Tin	CV Venus Inti Perkasa*	Indonesia

Tin	Magnu’s Minerais Metais e Ligas Ltda.*	Brazil

Tin	PT WAHANA PERKIT JAYA*	Indonesia

Mineral	Smelter name	Country Where Located

Tin	Melt Metais e Ligas S.A.*	Brazil

Tin	PT ATD Makmur Mandiri Jaya*	Indonesia

Tin	O.M. Manufacturing Philippines, Inc.*	Philippines

Tin	PT Inti Stania Prima*	Indonesia

Tin	CV Ayi Jaya*	Indonesia

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company**	Viet Nam

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam

Tin	CV Dua Sekawan*	Indonesia

Tin	CV Tiga Sekawan*	Indonesia

Tin	PT Cipta Persada Mulia*	Indonesia

Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam

Tin	Resind Indústria e Comércio Ltda.*	Brazil

Tin	PT O.M. Indonesia*	Indonesia

Tin	Elmet S.L.U.*	Spain

Tin	PT Bangka Prima Tin*	Indonesia

Tin	PT Sukses Inti Makmur*	Indonesia

Tin	An Thai Minerals Company Limited	Viet Nam

Tin	PT Kijang Jaya Mandiri*	Indonesia

Tin	PT Menara Cipta Mulia*	Indonesia

Tin	HuiChang Hill Tin Industry Co., Ltd.*	China

Tin	Gejiu Fengming Metallurgy Chemical Plant*	China

Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	China

Tin	Modeltech Sdn Bhd**	Malaysia

Tin	Gejiu Jinye Mineral Company*	China

Tin	PT Lautan Harmonis Sejahtera*	Indonesia

Tungsten	A.L.M.T. Corp.*	Japan

Tungsten	Kennametal Huntsville*	United States

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China

Mineral	Smelter name	Country Where Located

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China

Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China

Tungsten	Global Tungsten & Powders Corp.*	United States

Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China

Tungsten	Japan New Metals Co., Ltd.*	Japan

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China

Tungsten	Kennametal Fallon*	United States

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	Viet Nam

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	Viet Nam

Tungsten	Wolfram Bergbau und Hütten AG*	Austria

Tungsten	Xiamen Tungsten Co., Ltd.*	China

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	China

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China

Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China

Tungsten	Asia Tungsten Products Vietnam Ltd.*	Viet Nam

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	China

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China

Tungsten	H.C. Starck GmbH*	Germany

Tungsten	H.C. Starck Smelting GmbH & Co. KG*	Germany

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Viet Nam

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China

Mineral	Smelter name	Country Where Located

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	China

Tungsten	Niagara Refining LLC*	United States

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China

Tungsten	Hydrometallurg, JSC*	Russian Federation

Tungsten	Unecha Refractory Metals Plant*	Russian Federation

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	China

Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	China

Tungsten	ACL Metais Eireli**	Brazil

Tungsten	Woltech Korea Co., Ltd.*	Korea, Republic of

Tungsten	Moliren Ltd*	Russian Federation

*	Denotes smelters independently verified as compliant to CFSP protocols by CFSI
**	Denotes smelters currently pursuing or undergoing audit by CFSI to determine their conflict-free status
***	PT Justindo was identified by several suppliers as potentially sourcing tin from Burundi and Rwanda, but the CFSI has identified this smelter as having temporarily ceased operations, being inoperable since at least the date of its last audit in February 2016.

APPENDIX B

Listed below are the countries of origin to which we previously referred in this report:

Mineral	Country
Gold	Benin, Bolivia (Plurinational State of), Burkina Faso, Chile, Colombia, Ecuador, Eritrea, Ghana, Guatemala, Guinea, Guyana, Honduras, Mali, Nicaragua, Panama, Peru, Senegal, Togo, United States of America, South Africa

Tantalum	Australia, Bolivia (Plurinational State of), Brazil, Burundi, China, DRC, Ethiopia, France, Guinea, Guyana, India, Madagascar, Malaysia, Mozambique, Namibia, Nigeria, Russia, Rwanda, Sierra Leone, Thailand, United States of America, Zimbabwe

Tin	Australia, Bolivia (Plurinational State of), Brazil, Burundi, China, Colombia, DRC, Indonesia, Laos, Malaysia, Mongolia, Myanmar, Nigeria, Peru, Portugal, Russia, Rwanda, Thailand, Uganda, Vietnam

Tungsten	Australia, Austria, Bolivia (Plurinational State of), Brazil, Burundi, Cambodia, Canada, China, Colombia, DRC, Japan, Mexico, Mongolia, Nigeria, Portugal, Russia, Rwanda, Spain, United States of America, Uzbekistan, Vietnam